Exhibit 99.1

Cytovia Inc, Immune Pharmaceuticals’ Oncology Subsidiary, Enters into a Definitive Agreement with Pint Pharma for the Licensing and Commercialization of Ceplene® in Latin America

NEW YORK, July 11, 2017 /BusinessWire/ — Cytovia Inc. (“Cytovia”) the oncology subsidiary of Immune Pharmaceuticals Inc. (NASDAQ: IMNP) ("Immune") announced today that it has entered into a licensing agreement with Pint Pharma International S.A. ("Pint") a pharmaceutical company focused on Latin America and other markets, for the marketing and distribution of Ceplene throughout Latin America (the “territory”). Pint Gmbh will separately enter into an investment agreement, which will lead to an investment of $4 million into Cytovia. Dr. Massimo Radaelli, Executive Chairman of Pint, will also join the board of Cytovia upon completion of the investment and effective spin off of Cytovia from Immune.

“Following the acquisition from Mylan of Ceplene rights in Europe and Asia, Cytovia is pleased to confirm the partnership with Pint for Latin America markets. This will provide Cytovia an opportunity to generate revenues from Latin American sales of Ceplene. This potential is incremental to revenues expected from European sales where Ceplene is approved in thirty countries.” said Daniel Teper, of Cytovia.

"We intend to immediately initiate regulatory registration of Ceplene in the LATAM markets based on the European approval. Furthermore, Pint has extensive experience with Early Access Programs for orphan drugs and is planning to offer a similar program to AML patients who are candidates for treatment with Ceplene" added David Munoz, CEO of Pint.

Ceplene is the only drug currently approved in 30 European countries and Israel for the maintenance of first remission in Acute Myeloid Leukemia (AML). Ceplene has a reimbursed cost of therapy of approximately $25,000/year in Europe based on a full course of treatment. The addressable market for remission maintenance in AML is estimated at 7000 patients in Europe. Additionally the addressable market in Latin America is estimated at 4000 patients. There are currently no alternative drugs approved in the remission setting.

About Ceplene

Ceplene (histamine dihydrochloride) is administered in conjunction with low dose interleukin-2 (IL-2), for maintenance of first remission in patients with Acute Myeloid Leukemia (AML). It has been shown in clinical studies to prevent leukemic relapses in AML patients in first remission and prolong leukemia-free survival, while maintaining good quality of life during treatment.  Ceplene acts by enhancing the immunostimulatory effect of IL-2 and countering reactive oxygen species-induced dysfunction and apoptosis of T and NK cells, thereby inducing immune-mediated killing of leukemic cells, providing a strong rationale for this combination therapy. A recent Phase IV study presented at the meeting of the American Association for Cancer Research in 2016 confirmed the safety and efficacy of Ceplene in the international study that supported European approval.

About Acute Myeloid Leukemia (AML)

AML patients receive intensive induction treatment with chemotherapeutic drugs at diagnosis and typically become free of detectable leukemia, achieving "complete remission." However, within 1-2 years, the majority (75-80%) of adult patients will experience a relapse of leukemia, with a survival prognosis of 33% in younger patients and 15-20% in patients over 60 years of age. According to the American Cancer Society, there will be approximately 21,380 new cases of AML and 10,590 deaths from AML in the US in 2017. The prognosis following first remission is poor and there are no other effective remission therapies currently available. AML represents an orphan condition with high unmet need.

Forward-Looking Statements
This news release, and any oral statements made with respect to the information contained in this news release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. Forward-looking statements include, among others, statements regarding the Company's ability to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.

There can be no assurance that the Company will ever successfully complete its anticipated corporate restructuring, or that the Company will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. Factors that may cause actual results or developments to differ materially include, but are not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that ongoing or future clinical trials will not be successful; the risk that our compounds under development will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct future trials or commercialize our product candidates on attractive terms, on a timely basis or at all; the risk that our product candidates that appear promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. There is no certainty that Cytovia or its commercial partners will achieve a certain market share of the addressable market in AML. There is also uncertainty that the reimbursement price will be maintained in Europe or that it will accepted in Latin America. In addition, among other risks, there can be no guarantee that concomitant investment by Pint will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the licensing and investment agreements will be realized.

These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and our other filings with the U.S. Securities and Exchange Commission.

You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharma.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward-looking statements contained herein (including those relating to the corporate reorganization and exploration of strategic alternatives), whether as a result of new information, future events or otherwise, except as required by law.

SOURCE Immune Pharmaceuticals Inc.

For further information: investors@immunepharma.com.